EXHIBIT J

EXECUTION COPY

AMENDMENT NO. 2 TO FISCAL AGENCY AGREEMENT

     AMENDMENT No. 2 (this “Amendment”), dated as of September 29, 2004, to the Fiscal Agency Agreement, dated as of August 6, 1998 (as amended by Amendment No. 1 dated as of January 14, 2004, the “Fiscal Agency Agreement”), among the Bolivarian Republic of Venezuela (the “Issuer” or “Republic”), Banco Central de Venezuela, as official financial agent of the Republic (“Banco Central”), and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as fiscal agent.

W I T N E S S ET H:

     WHEREAS, the parties hereto have previously entered into the Fiscal Agency Agreement;

     WHEREAS, the Republic wishes to provide for the issuance of additional Series of Securities under (and as defined in) the Fiscal Agency Agreement, which Securities may contain new provisions relating to amendments and waivers and certain other changes, all as more fully described herein;

     WHEREAS, Sections 11(b) and 11(e) of the Fiscal Agency Agreement provide, among other things, that the Republic and the Fiscal Agent may, upon agreement between themselves, without the vote or consent of any holder of the Securities of any Series, amend the Fiscal Agency Agreement or the Securities of such Series for certain specified purposes, including amending the Fiscal Agency Agreement or the Securities of such Series in any manner that the Republic and the Fiscal Agent may determine and that shall not adversely affect the interest of any holder of the Securities of such Series in any material respect; and

     WHEREAS, the Republic has requested and the Fiscal Agent has agreed, consistent with such Sections 11(b) and 11(e), to amend the Fiscal Agency Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Scope of Amendment. The provisions of this Amendment shall apply only to any Securities of any Series issued in the future under the Fiscal Agency Agreement that are in their terms stated to be “Collective Action Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof, and shall not modify or otherwise affect the terms and conditions of any currently outstanding Securities under the Fiscal Agency Agreement or any other Securities that are not so stated to be “Collective Action Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof.

     2. Amendment of Section 11(e)(ii) of the Fiscal Agency Agreement. Section 11(e)(ii) is amended and restated to read in full as follows:

(ii)	Approval. (a) At any meeting of holders of the Securities of any Series duly called and held as specified in subsection (i) of this Section 11(e), upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of such Series then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (b) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of any Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), the Republic and the Fiscal Agent (and, in the case of the Banco Central Undertaking relating to the Securities of such Series, with the agreement of Banco Central) upon agreement between themselves, may modify, amend or supplement the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement or the Banco Central Undertaking relating to the Securities of such Series, in any way, and the holders of the Securities of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement, the Banco Central Undertaking relating to the Securities of such Series or the Securities of such Series to be made, given or taken by the holders of the Securities of such Series; provided, however, that no such action may, without the consent or affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 85% (in the case of Collective Action Securities designated “Type A” or having no designation as to “Type”) or 75% (in the case of Collective Action Securities designated “Type B”) in aggregate principal amount of the Securities of such Series then Outstanding, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Security of such Series, (B) reduce the principal amount of any Security of such Series, the portion of such principal amount that is payable upon acceleration of the maturity of such Note, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which or the required place or places at which payment with respect to interest, premium or principal in respect of the Securities of such Series is payable, (D) shorten the period during which the Republic is not permitted to redeem the Securities of such Series, or permit the Republic to redeem the Securities of such Series if, prior to such action, the Republic is not permitted to do so, (E) reduce the proportion of the principal amount of the Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement, the Banco Central Undertaking relating to the Securities of such Series or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Republic to pay Additional Amounts, if any, pursuant to the Terms and Conditions of the Securities of such Series, (G) amend the definition of “Outstanding” as set forth in Section 11(f)(iv) hereof with respect to the Securities of such Series, (H) change the governing law provisions of the Securities of such Series, (I) change the Republic’s appointment of an agent for the service of process or the Republic’s agreement not to claim and to waive irrevocably any immunity in respect of any Related Proceeding, each as set forth in Section 14 hereof and in the Securities of such Series, (J) except as contemplated in clause (C) of the immediately following sentence, change the ranking of the Securities of such Series as set forth in the terms of the Securities of such Series or (K) in connection with an offer to acquire all or any portion of the Securities of such Series where the consideration consists of either cash, new securities to be issued by the Republic or any of its political subdivisions or instrumentalities, or any combination of the foregoing, amend any Event of Default (as defined in the terms of the Securities of such Series).

The Republic and the Fiscal Agent (and, in the case of the Banco Central Undertaking relating to the Securities of such Series, with the agreement of Banco Central) may, upon agreement between themselves, without the vote or consent of any holder of the Securities of any Series, amend this Agreement, the Banco Central Undertaking relating to the Securities of such Series or the Securities of such Series for the purpose of (A) adding to the covenants of the Republic for the benefit of the holders of the Securities of such Series, (B) surrendering any right or power conferred upon the Republic, (C) securing the Securities of such Series pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision hereof, of the Banco Central Undertaking relating to the Securities of such Series or of the Securities of such Series or (E) amending this Agreement, the Banco Central Undertaking relating to the Securities of such Series or the Securities of such Series in any manner that the Republic, Banco Central and the Fiscal Agent, as the case may be, may determine and that shall not adversely affect the interest of any holder of the Securities of such Series in any material respect.

It shall not be necessary for the vote or consent of the holders of the Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

     3. Amendment of Section 11(e)(vi) of the Fiscal Agency Agreement. Section 11(e)(vi) is amended and restated to read in full as follows:

     (vi) “Collective Action Securities” Defined. For purposes hereof, “Collective Action Securities” shall mean any Securities of any Series issued under this Agreement that are in their terms stated to be “Collective Action Securities” under this Agreement. Collective Action Securities issued under this Agreement may be designated “Type A” or “Type B” or have no designation as to “Type.”

     4. Savings Clause. In all other respects, the Fiscal Agency Agreement shall remain in full force and effect. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

     5. Counterparts. This Amendment may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same agreement.

     6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY THE ISSUER SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

     7. Effectiveness. This Amendment shall become effective as of the date hereof upon execution by the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BOLIVARIAN REPUBLIC OF VENEZUELA
By:
Name:
Title:

BANCO CENTRAL DE VENEZUELA
By:
Name:
Title:

JPMORGAN CHASE BANK, as Fiscal Agent
By:
Name:
Title: